SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20546

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 6, 2004

ADVANCED INTEGRATED MANAGEMENT SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

0-03685	87-0305395
(Commission File Number)	(IRS Employer Identification No.)

702 S. Illinois Avenue, Ste B-203, Oak Ridge, TN	37830
(Address of Principal Executive Offices)	(Zip Code)

(865) 482-9898

(Registrant's Telephone Number, Including Area Code)

CARMINA TECHNOLOGIES, INC.

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANTS.

On May 14, 2004, Carmina Technologies, Inc. (CARL) entered into an agreement to acquire one-hundred percent (100%) of the issued and outstanding capital stock of Advanced Integrated Management Services, Inc. (AIMSI) a privately held Tennessee corporation, in a share exchange transaction, which was subject to certain contingencies and benchmarks.  Subsequent to the execution of the Agreement and in furtherance of completing the acquisition of AIMSI, the Company changed its name to Advanced Integrated Management Services, Inc., increased its authorized capital to 100,000,000 shares, reverse split its common stock 200:1 and changed its executive officers and management and elected a new Board of Directors.  Reginald Hall, sole shareholder of AIMSI and majority owner of AIMSI Technologies, LLC was appointed to the Board of Directors of the Company and became President of the Company on June 4, 2004, pursuant to a compensation agreement.  The Company’s name change was effective on June 11, 2004 as was the increase in the Company’s authorized capital.  On June 29, 2004, the reverse stock split was declared effective and the Company began trading under its new symbol.  Then, on July 27, 2004, in a related transaction, the Company entered into an agreement to acquire one-hundred percent (100%) of the issued and outstanding ownership interests in AIMSI Technologies, Inc., a privately held Tennessee limited liability company, in another share exchange transaction, which was subject to non-material adjustments based upon Tennessee law.

As required by the Share Exchange and Acquisition Agreement, Carmina Technologies, Inc. issued shares of its restricted common stock, which effectively transferred control of Carmina Technologies, Inc. to the shareholders of Advanced Integrated Management Services, Inc.  Subsequent to the acquisition and change in control, the name of the corporation was changed from Carmina Technologies, Inc. to Advanced Integrated Management Services, Inc., and the company’s trading symbol was changed from “CARL” to “AVIG.”

ITEM 2.  ACQUISITION OR DISPOSTION OF ASSETS.

Pursuant to the two Share Exchange and Acquisition Agreements which are Exhibits hereto, Carmina Technologies, Inc., a Utah Corporation (“CARL”), acquired all of the outstanding shares of capital stock of Advanced Integrated Management Services, Inc., a privately held Tennessee Corporation and AIMSI Technology, LLC, a privately held Tennessee limited liability company.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Not Applicable.

ITEM 5.  OTHER EVENTS AND REGULATIONS FD DISCLOSURE.

The board of directors of Carmina Technologies, Inc. voted to affect a 1 for 200 reverse stock split effective as of the close of business, June 28, 2004, for shareholders of record on May 18, 2004.  The Company’s stock symbol changed at that time from “CARL” to “AVIG” on the OTC Bulletin Board.

As part of the reverse split of the Company’s shares of common stock, the Company intended to implement a plan wherein stockholders holding pre-split shares in lots of fewer than 2,000 shares would not be subject to the reverse split.  However, the NASD invalidated this action and mandated that all shareholders of record, regardless of the number of shares held, be subject to the reverse split at the 1 for 200 ratio.  Thus, all shareholders of the Company’s common stock were subject to the reverse split, effective as of the close of business, June 28, 2004, notwithstanding the intent of the Company not to reverse small lot shareholders, as previously stated in the Company’s 14c Information Statement filed with the SEC on June 16, 2004.

The contemplated escrow and potential cancellation of a portion of the shares paid for the Advanced Integrated Management Services, Inc., acquisition as previously disclosed in the Company’s 14c Information Statement previously filed with the SEC on June 16, 2004, was not agreed to by all parties that would have been subject to the non-binding statement and was therefore not acted upon.  The Company has no current plans to cancel any of the shares paid in connection with the Share Exchange and Acquisition Agreement and cannot compel any third parties to cancel shares.

Effective May 18, 2004, Reginald Hall was appointed to the Company’s Board of Directors and serves as Chairman of the Board and the Company’s Chief Executive Officer.  Mr. Hall entered into a compensation agreement with the Company as part of these series of transactions.  A copy of Mr. Hall’s compensation agreement is included as an Exhibit hereto.

The Company changed its name from “Carmina Technologies, Inc.,” to “Advanced Integrated Management Services, Inc.,” and changed its main office and corporate headquarters to: 702 S. Illinois Avenue, Ste B-203, Oak Ridge, TN  37830

ITEM 6.  RESIGNATIONS OF REGISTRANT’S DIRECTORS.

On June 4, 2004, the Board of Directors accepted the resignation of the following board members and officers:

Richard Day

Chairman and Director (effective as of June 18, 2004)

John M. Alston

            President and Chief Executive Officer

Robert d’Artois

            Vice President

Therese Johnson

Secretary

Glen Olsten

Chief Financial Officer

These resignations were submitted by the former Directors without disagreement with the Company and is not relating to the Company’s operations.  The resignations of the Company’s Directors were planned as part of the Advanced Integrated Management Services, Inc., acquisition and transfer of control.

In conjunction with the change of control of the Company, new Board members were appointed:

Reginald Hall, Director (appointment effective May 18, 2004)

Roland Edison, Director

Joe Armstrong, Director

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

No Financial Statements are filed herewith.  The Registrant shall file the required financial statements by amendment hereto not later than 60 days after the date that this Current Report on Form 8-K is filed.

ITEM 8.  CHANGE IN FISCAL YEAR.

Not Applicable.

ITEM 9.  REGULATION FD DISCLOSURE.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Name of Registrant)

Advanced Integrated Management Services, Inc.

Date:  August 5, 2004               /s/ Reginald Hall

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                                                 By: Reginald Hall

                                                 Its: CEO, Director